EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4) pertaining to the Windrose Medical Properties Trust 2002 Stock Incentive Plan, as amended and restated, of our report dated February 22, 2006 (except for Note 15, as to which the date is October 19, 2006) with respect to the consolidated financial statements and schedules of Health Care REIT, Inc., included in its Current Report on Form 8-K dated October 20, 2006, and our report dated February 22, 2006 with respect to Health Care REIT, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Health Care REIT, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Toledo, Ohio December 18, 2006	/s/ ERNST & YOUNG LLP